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                                                                    EXHIBIT 4.1




  NUMBER         COMMON STOCK                    COMMON STOCK          SHARES

NYS

THIS CERTIFICATE IS TRANSFERABLE                    SEE REVERSE FOR
   IN THE CITY OF NEW YORK OR                     CERTAIN DEFINITIONS
IN WINSTON-SALEM, NORTH CAROLINA
                                                   CUSIP 893889 10 5


                      (TRANSTECHNOLOGY CORPORATION LOGO)

             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


This Certifies that





is the record holder of


      FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.01 PER
                         SHARE OF THE COMMON STOCK OF

    Transtechnology Corporation, transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
    Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


                             Dated:
                                                     /S/ Michael J. Berthelot
                                                       -----------------------
                                                         Chairman of the Board
     (LOGO)





                            /S/ Valentina Doss        /S/ Michael J. Berthelot
                              ------------------        ----------------------
                                   Secretary                         President



Countersigned and Registered:
  Wachovia Bank of North Carolina, N.A.
        (Winston-Salem, N.C.)
        Transfer Agent and Registrar


  By


                       Authorized Signature




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